UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.04. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

     On November 30, 2004, Irwin Financial Corporation (the "Corporation") sent a notice to its directors and executive officers informing them of a blackout period under the Irwin Financial Corporation Employees' Savings Plan. The Corporation provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the notice is attached hereto as Exhibit 99 and is incorporated herein by reference. The notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was provided to the Company on November 24, 2004.

     The blackout period under the Irwin Financial Corporation Employees' Savings Plan will be in effect beginning December 28, 2004 and is expected to end the week of January 16, 2005. During the week of January 16, 2005, directors and officers can determine whether the blackout period has ended free of charge by logging on to Fidelity NetBenefits at www.401k.com or by calling Fidelity at 1-800-835-5095. For a period of two years following the end of the blackout period, the actual ending date of the blackout period will be available free of charge by calling Fidelity at 1-800-835-5095.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits
Exhibit No.	Description
99	Notice of Blackout Period to Directors and Executive Officers of Irwin Financial Corporation, dated November 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: November 30, 2004	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer